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                                                                    Exhibit 10.6


                               SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT
                            -------------------------


         THIS SECOND AMENDMENT TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, dated as of October 31, 2003 (this "AMENDMENT"), is made by and among OVERHILL FARMS, INC., a Nevada corporation (the "COMPANY"), JAMES RUDIS, an individual ("RUDIS" or the "PRINCIPAL SHAREHOLDER"), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership ("LLCP").

                                    RECITALS
                                    --------

         A. The parties hereto are currently parties to that certain Amended and Restated Investor Rights Agreement dated as of October 29, 2002, as amended by an Amendment to Amended and Restated Investor Rights Agreement dated as of April 16, 2003 (the "FIRST IRA AMENDMENT") (as so amended, the "INVESTOR RIGHTS AGREEMENT"). In the First IRA Amendment, among other things, Shatley was removed as a party to the Investor Rights Agreement. Unless otherwise indicated, capitalized terms used and not defined herein have the meanings ascribed to them in the Investor Rights Agreement.

         B. Concurrently herewith, the parties hereto are consummating the transactions contemplated by that certain Third Amendment to Second Amended and Restated Securities Purchase Agreement dated as of October 31, 2003 (the "THIRD AMENDMENT"), by and among the Company, the entities from time to time parties thereto as Guarantors and LLCP, which further amends that certain Second Amended and Restated Securities Purchase Agreement dated as of April 16, 2003, as amended by a First Amendment to Second Amended and Restated Securities Purchase Agreement dated as of May 16, 2003 (the "FIRST AMENDMENT"), and a Second Amendment to Second Amended and Restated Securities Purchase Agreement dated as of June 19, 2003 (the "SECOND AMENDMENT"). The Second Amended and Restated Securities Purchase Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, shall be referred to herein as the "SECURITIES PURCHASE AGREEMENT."

         C. In connection with the consummation of the transactions contemplated by the Third Amendment, among other things, the Company has agreed to (i) grant to LLCP the right to designate for nomination and election to the Board up to three (3) members and, in addition, the right to fill the next available vacancy created on the Board, and (ii) extend the time period during which annual consulting fees will be payable to LLCP or its Affiliate under the Investor Rights Agreement.

         D. It is a condition precedent to the effectiveness of the Third Amendment that the parties hereto enter into this Amendment and amend further the Investor Rights Agreement as provided for herein.

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                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. AMENDMENT OF SECTION 1.1. Effective on and as of the date hereof,
Section 1.1 (Election of LLCP Representative to Board) of the Investor Rights Agreement shall be amended to read in its entirety as follows:

                  1.1      ELECTION OF LLCP REPRESENTATIVES TO THE BOARD.
                           ---------------------------------------------

                           (a) DESIGNATION. The Company grants to LLCP the
                  right, exercisable from time to time, to designate up to three
                  (3) members (each an "LLCP REPRESENTATIVE" and collectively the "LLCP REPRESENTATIVES") for nomination and election to the Board of Directors of the Company (the "BOARD"). In addition, the Company grants to LLCP the right to have an LLCP Representative appointed to fill the next available vacancy on the Board (whether by reason of death, disability, resignation, removal or increase in the size of the Board) to be filled after October 31, 2003. For purposes of clarification, LLCP may have up to four (4) LLCP Representatives serving on the Board at any time.

                           (b) PROCEDURES. If LLCP wishes to exercise its rights
                  under Section 1.1(a), LLCP shall deliver to the Company, with a copy to the Principal Shareholder, a written request (an "LLCP REPRESENTATIVE REQUEST") notifying the Company of LLCP's election under Section 1.1(a) to have one or more LLCP Representatives nominated and elected to the Board, or to have an LLCP Representative appointed to fill such vacancy, and designating the individual(s) to be so nominated and elected or appointed, as applicable. As soon as practicable (but not later than five (5) Business Days) after the Company receives an LLCP Representative Request, the Company shall take (or cause to be taken) all such actions as may be necessary or advisable to cause the LLCP Representative(s) named in such Request to be nominated and elected to the Board or to be appointed to fill such vacancy, as applicable (including, among other actions, nominating the designated LLCP Representative(s) as part of the slate of directors nominated and recommended for election to the Board, creating vacancies, increasing the size of the Board or filling vacancies with the LLCP Representative(s)).

                           (c) REMOVAL. No individual serving as an LLCP
                  Representative on the Board may be removed without the prior written approval of LLCP other than for "cause." For purposes of this Section 1.1(c), the term "cause" shall mean (i) a conviction (treating a NOLO CONTENDERE plea or a guilty plea as a conviction) of a felony or of a crime of moral turpitude,
                  (ii) the failure or refusal of an LLCP Representative to


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                  attend (either in person or telephonically) at least
                  seventy-five percent (75.0%) of the meetings of the Board (or of the meetings of any committee on which such LLCP Representative is then serving) held during any Fiscal Year or
                  (iii) the failure of an LLCP Representative to satisfy the requirements of any statute, rule, regulation or exchange listing requirement applicable to members of the Board. If any LLCP Representative shall be removed from the Board for cause, then LLCP shall have the sole right to fill the vacancy with another nominee to serve as the LLCP Representative, and the Company shall, upon the request of LLCP, promptly (and in any event within five (5) Business Days of such request) take (or cause to be taken) any and all actions as may be necessary or appropriate to cause such other individual to be nominated and elected to the Board.

                           (d) VACANCY. In addition to the rights granted to
                  LLCP under Section 1.1(a) to fill the next available vacancy, if a vacancy is created on the Board by reason of the death, disability, resignation or removal of any LLCP Representative, or in the event any LLCP Representative designated by LLCP shall not be elected to the Board for any reason, LLCP, by written notice to the Company, shall have the right to designate a new LLCP Representative to fill such vacancy, and the Company shall cause the remaining directors to meet promptly (and in any event within five (5) Business Days of receipt of such notice) for the purpose of appointing the designated LLCP Representative to fill such vacancy.

                           (e) COMMITTEES. To the extent the Board delegates
                  from time to time any of its duties to any committee(s) of the Board, the Company shall, upon the request of LLCP, appoint to such committee(s) one or more LLCP Representatives then-serving on the Board (in the same proportion as the total number of LLCP Representatives then-serving on the Board); PROVIDED, HOWEVER, that to the extent any qualifying criteria for Board or committee membership is imposed by any statute, rule, regulation or exchange listing requirement applicable to members of the Board, each LLCP Representative shall be required to meet such qualifying criteria. In no event shall any LLCP Representative be required to serve as the audit committee financial expert.

         2. AMENDMENT OF SECTION 1.2(b). Effective on and as of the date hereof, clause (b) of Section 1.2 (Agreement to Vote) of the Investor Rights Agreement shall be amended to read in its entirety as follows:

                  "(b) On all matters relating to the nomination and election of members to the Board, the Principal Shareholder agrees, on behalf of himself and any transferee or assignee of Principal Shareholder Shares (including Immediate Family members and other transferees contemplated by Section 3.1(b)), to vote, or cause to be voted, all Principal Shareholder Shares (or to consent pursuant to any action by written consent) in favor of electing any and all LLCP Representatives designated by LLCP from time to time to the Board. Notwithstanding the


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         foregoing, the Principal Shareholder shall not be obligated to vote, or cause to be voted, any Principal Shareholder Shares previously sold in open market transactions permitted under Section 3.1(a)."

         3. AMENDMENT OF SECTION 1.3. Effective on and as of the date hereof,
Section 1.3 (Observation Rights) of the Investor Rights Agreement shall be amended by adding the following sentence at the end of such Section:

         "Notwithstanding the foregoing, so long as LLCP owns or holds, or has the contractual right to acquire, five percent (5.0%) or more of the Common Stock on a Fully Diluted Basis, the Company shall deliver to LLCP the information described in clauses (a), (b), (d), (f), (g), (h) and (i) of Section 8.3 (Information Reporting Requirements), as such
         Section is in effect on the Third Amendment Effective Date, in accordance with the time limitations applicable thereto."

         4. AMENDMENT OF SECTION 1.6(a). Effective on and as of the date hereof, clause (a) of Section 1.6 (Consulting Fees) of the Investor Rights Agreement shall be amended to read in its entirety as follows:

                  "(a) In consideration of consulting services rendered and which may be rendered by LLCP or LLCP Inc. to the Company under this
         Section 1 (including in connection with the exercise of the observation and other rights granted under Section 1.3 or during any Operating Committee meetings) during the seven (7) twelve-month periods immediately following the Initial Closing Date, which services are hereby acknowledged by the Company as being substantial and valuable to its business and operations, the Company agrees to pay to LLCP Inc. a consulting fee in the aggregate amount of $1,260,000. The Company agrees that the full amount of such consulting fee shall be fully earned as of the Initial Closing Date (whether or not the Notes remain outstanding at all times during the entire seven (7) twelve-month period), but that such consulting fee shall be payable in seven (7) equal installments of $180,000 each and shall be due and payable on January 10 of each of the calendar years commencing in 2000 and ending in 2006 (the date upon which the first installment shall be due and payable being January 10, 2000); PROVIDED, HOWEVER, that upon the earlier to occur of (i) a Change in Control and (ii) the date upon which all Obligations under the Note shall have been paid in cash in full, the portion of the aggregate consulting fee remaining unpaid shall at such time become immediately due and payable to LLCP Inc."

         5. AMENDMENT OF SECTION 1.7. Effective on and as of the date hereof,
Section 1.7 (Survival of Rights) of the Investor Rights Agreement shall be amended to read in its entirety as follows:

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                           "1.7 SURVIVAL OF RIGHTS. The rights granted to LLCP
                  under Sections 1.1 through 1.3 shall continue for so long as LLCP (a) owns or holds, directly or indirectly, any Note and the outstanding principal balance of the Note or Notes is at least $2,500,000 or (b) beneficially owns at least five percent (5.0%) of the shares of Common Stock calculated on a Fully Diluted Basis. The rights granted to LLCP under Section
                  1.4 shall continue until the principal amount of the Note has been paid in full. Notwithstanding anything to the contrary contained herein or otherwise, the rights granted to LLCP under Sections 1.1 through 1.4 shall survive to the extent that LLCP holds the Note or any Warrant Shares and informs the Company in writing that it believes in good faith that it is required to retain such rights to qualify as a 'venture capital operating company' for purposes of complying with ERISA."

         6. AMENDMENT OF SECTION 3.1. Effective on and as of the date hereof,
Section 3.1 of the Investor Rights Agreement shall be amended to read in its entirety as follows:

                  "3.1 If the Principal Shareholder (a "SELLING PRINCIPAL SHAREHOLDER") proposes to sell or transfer (a "SALE") any Principal Shareholder Shares ("CO-SALE SHARES") to a bona fide purchaser or transferee (a "PURCHASER") in one (1) transaction or any series of related transactions, the Selling Principal Shareholder shall promptly give written notice (the "CO-SALE NOTICE") to the Company and LLCP at least thirty (30) days prior to the closing of such sale. The Co-Sale Notice shall describe in reasonable detail the terms of the proposed sale, including the number of Co-Sale Shares to be sold, the nature of the sale, the amount of consideration to be paid and the name and address of the proposed purchaser. Notwithstanding the foregoing, without complying with the procedures of this Section 3, (a) Rudis may sell up to an aggregate of 50,000 Principal Shareholder Shares in open market transactions (not in a private sale transaction) during any Fiscal Year of the Company, it being understood that a Change in Control shall occur if Rudis ceases to beneficially own or hold, directly or indirectly, at least 300,000 shares of Common Stock (subject to adjustment for any stock splits, reverse stock splits, dividends or like events after the date hereof) at any time, and (b) the Principal Shareholder may transfer his Principal Shareholder Shares to his spouse or descendants or to a family trust or family partnership established for the benefit of himself or such other persons, PROVIDED that such Principal Shareholder provides to LLCP at least thirty (30) days prior written notice of such transfer and the transferee executes a joinder agreement, in form and substance satisfactory to LLCP, pursuant to which such transfer becomes bound by, and agrees to comply with, the provisions of this Agreement as if such transferee were a Principal Shareholder."

         7. AMENDMENT OF SECTION 3.10. Effective on and as of the date hereof,
Section 3.10 (Termination) of the Investor Rights Agreement shall be amended to read in its entirety as follows:

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                  "3.10 TERMINATION. The rights granted to LLCP under this
         Section 3 shall expire on the earliest to occur of (a) November 24, 2009, (b) the date upon which the number of shares of Common Stock (calculated on an "as-if-converted" basis) beneficially owned by LLCP at any time is less than five percent (5.0%) of the number of shares of Common Stock on a Fully Diluted Basis at such time and (c) the date upon which the number of shares of Common Stock beneficially owned by the Principal Shareholder equals or exceeds the number of shares of Common Stock beneficially owned by LLCP."

         8. AMENDMENT TO SECTION 7.3. Effective on and as of the date hereof, the last sentence of Section 7.3 (Assignments) of the Investor Rights Agreement shall be amended to read in its entirety as follows:

                  "The rights and obligations of the Company and the Principal Shareholder may not be assigned or delegated, as the case may be, without LLCP's prior written consent, except that the Principal Shareholder may, without LLCP's consent, assign his rights, but not delegate his obligations, to any transferee under SECTION 3.1."

         9. AMENDMENT OF ARTICLE 7. Effective on and as of the date hereof,
Article 7 (Miscellaneous) of the Investor Rights Agreement shall be amended to add the following new Sections at the end of such Article:

                  "Section 7.16 LIABILITIES OF CERTAIN PARTIES. In no event shall the Principal Shareholder be responsible or otherwise liable for the liabilities or obligations of the Company under this Agreement, but the Company shall be responsible and liable for the liabilities and obligations of the Principal Shareholder under this Agreement (whether arising as a result of the Principal Shareholder's failure to perform or otherwise)."

                  "Section 7.17 RUDIS RESIGNATION FROM TREECON. As soon as practicable, but not later than December 31, 2003, the Principal Shareholder shall resign from all of his positions at TreeCon, including, without limitation, as the Chairman, President and Chief Executive Officer, and as a director, of TreeCon."

         10. AMENDMENT TO DEFINITION OF PRINCIPAL SHAREHOLDER. Effective on and as of the date hereof, the last sentence of the preamble to the Investor Rights Agreement shall be amended to read in its entirety as follows:

                  "Rudis may also be referred to herein as the 'PRINCIPAL SHAREHOLDER' or the 'PRINCIPAL SHAREHOLDERS'."

         11. CONFIRMATION; FULL FORCE AND EFFECT. The amendments set forth above shall amend the Investor Rights Agreement on and as of the date hereof, and the Investor Rights Agreement shall thereafter remain in full force and effect, as amended hereby, in accordance with its terms. Each of the Company and Rudis expressly ratifies and reaffirms their respective obligations under the Investor Rights Agreement, as amended hereby.

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         12. MISCELLANEOUS.

                  12.1 GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles regarding choice of law or conflicts of laws, except to the extent that the Nevada Revised Statutes exclusively governs any provision in this Amendment, in which case such provision shall be governed by, and construed and enforced in accordance with, the Nevada Revised Statutes.

                  12.2 ENTIRE AGREEMENT. The Investor Rights Agreement, as amended hereby, constitutes the entire understanding agreement among the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements or understandings of the parties with respect to such matter.

                  12.3 COUNTERPARTS. This Amendment may be executed in one or more counterparts and by facsimile transmission, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                  12.4 SUCCESSORS AND ASSIGNS. The Investor Rights Agreement, as amended hereby, shall inure to the benefit of, and binding upon, the parties hereto and their respective successors and assigns.







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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

                                    COMPANY
                                    -------

                                    OVERHILL FARMS, INC., a Nevada corporation


                                    By: /S/ James Rudis
                                        ----------------------------------------
                                        James Rudis
                                        President and Chief Executive Officer


                                    By: /S/ John Steinbrun
                                        ----------------------------------------
                                        John Steinbrun
                                        Senior Vice President and
                                        Chief Financial Officer


                                    RUDIS OR PRINCIPAL SHAREHOLDER
                                    ------------------------------

                                    /S/ James Rudis
                                    --------------------------------------
                                    James Rudis


                                    LLCP
                                    ----

                                    LEVINE LEICHTMAN CAPITAL PARTNERS II,
                                    L.P., a California limited partnership

                                    By:   LLCP California Equity Partners II,
                                          L.P.,
                                          a California limited partnership, its
                                          General Partner

                                          By: Levine Leichtman Capital Partners,
                                              Inc., its General Partner


                                          By: /S/ Steven E. Hartman
                                             -----------------------------------
                                              Steven E. Hartman
                                              Vice President


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